Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 29, 2015, relating to the financial statements and financial highlights which appear in the April 30, 2015 Annual Report to Shareholders of IQ Hedge Multi-Strategy Tracker ETF, IQ Hedge Macro Tracker ETF, IQ Hedge Market Neutral Tracker ETF, IQ Global Resources ETF, IQ Merger Arbitrage ETF, IQ Real Return ETF, IQ Australia Small Cap ETF, IQ Canada Small Cap ETF, IQ Global Agribusiness Small Cap ETF, IQ Global Oil Small Cap ETF, IQ U.S. Real Estate Small Cap ETF, IQ Hedge Long/Short Tracker ETF and IQ Hedge Event-Driven Tracker ETF, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", “Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY

August 27, 2015